Exhibit 99.1

News	FOR IMMEDIATE RELEASE

Heidrick & Struggles Reports First Quarter 2014 Financial Results

CHICAGO (April 29, 2014) — Heidrick & Struggles International, Inc. (Nasdaq: HSII), a premier professional services firm focused on serving the leadership needs of top organizations globally, today announced financial results for its first quarter ended March 31, 2014.

Consolidated net revenue was $111.1 million in the first quarter, up 7.9 percent from $103.0 million in the 2013 first quarter. Exchange rate fluctuations negatively impacted net revenue by $0.5 million, or less than 1 percent.

Executive Search and Leadership Consulting net revenue increased 7.4 percent year over year, or $7.2 million, to $104.6 million. The increase was driven by a 42.6 percent increase in Europe (approximately 37 percent on a constant currency basis), and a 5.0 percent increase in Asia Pacific (approximately 12 percent on a constant currency basis), partially offset by a 2.7 percent revenue decline in the Americas. From a global practices perspective, the Consumer Markets, Financial Services and Global Technology & Services industry groups each achieved double-digit revenue growth, partially offset by declines in the Healthcare & Life Sciences, Education, Nonprofit & Social Enterprise, and Industrial practices.

Revenue from Culture Shaping services increased 16.9 percent, or $0.9 million, to $6.5 million from $5.6 million in the 2013 first quarter. Reported results in the 2013 first quarter excluded $2.0 million of pre-acquisition deferred revenue that the company was unable to recognize related to Senn Delaney as a result of purchase accounting.

The company ended the first quarter with 303 Executive Search and Leadership Consulting consultants compared to 293 at December 31, 2013 and 322 at March 31, 2013. Productivity, as measured by annualized net revenue per consultant, increased to $1.4 million compared to $1.2 million in the 2013 first quarter. Specific to Executive Search, the company’s primary business, the number of confirmed searches increased 8.5 percent compared to the 2013 first quarter and the average revenue per executive search was $101,200 compared to $103,100 in the 2013 first quarter.

“Our first quarter results show progress, but also significant room for growth and improved profitability,” said Tracy R. Wolstencroft, Heidrick & Struggles’ President and Chief Executive Officer. “Net revenue increased 8 percent year over year, with particularly good improvement in Europe, and we saw positive confirmation trends and productivity improvement. I am encouraged by these results and by the growth in our consultant base since the end of the year.”

Salaries and employee benefits expense in the first quarter increased 6.2 percent, or $4.4 million, to $75.9 million from $71.5 million in the 2013 first quarter. Variable compensation expense increased $7.4 million, primarily related to improved consultant performance, while fixed compensation expense declined $3.0 million, mostly reflecting lower year-over-year headcount. Salaries and employee benefits expense was 68.3 percent of net revenue for the quarter, compared to 69.4 percent in the 2013 first quarter.

General and administrative expenses increased 10.7 percent, or $3.3 million, to $34.4 million from $31.1 million in the 2013 first quarter. The increase was primarily driven by a number of non-recurring professional services fees, a one-time franchise tax matter and unbillable travel-related expenses. As a percentage of net revenue, general and administrative expenses were 31.0 percent compared to 30.2 percent in the 2013 first quarter.

Adjusted EBITDA(1) in the 2014 first quarter was $6.0 million and Adjusted EBITDA margin was 5.4 percent, compared to Adjusted EBITDA of $6.6 million and Adjusted EBITDA margin of 6.5 percent in the 2013 first quarter. The year-over-year decline mostly reflects the increase in general and administrative expenses.

Operating income in the first quarter was $0.8 million and operating margin (operating income as a percentage of net revenue) was 0.7 percent, compared to operating income of $0.4 million and operating margin of 0.4 percent in the 2013 first quarter.

The company reported a net loss in the 2014 first quarter of $0.7 million and a net loss per share of $0.04. The company recorded $1.3 million of income tax expense based on a full-year projected tax rate of approximately 51 percent. In the 2013 first quarter, the net loss was $1.2 million and the net loss per share was $0.07, reflecting $1.3 million of income tax expense. The effective tax rates in both years are higher than the statutory rate because of losses incurred that cannot be benefitted for tax purposes due to valuation allowances in certain jurisdictions.

Net cash used in operating activities in the 2014 first quarter, which includes annual bonus payments, was $74.9 million, compared to $69.1 million in the 2013 first quarter. Following the payment of bonuses, cash and cash equivalents at March 31, 2014 were $101.4 million ($67.4 million net of debt), compared to $85.7 million at March 31, 2013 ($45.7 million net of debt), and $181.6 million at December 31, 2013 ($146.1 million net of debt).

(1)	Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, stock-based compensation expense, compensation expense associated with Senn Delaney retention awards, earnout accretion expense related to acquisitions, restructuring charges, and other non-operating income (expense). Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures which the company believes are useful to management and meaningful to investors because they provide insight into the ongoing operating results of the company’s core business. A reconciliation is provided on the last page of the financial statements in this release.

2014 Second Quarter Outlook

The company is forecasting 2014 second quarter consolidated net revenue of between $120 million and $130 million. Among other factors, this forecast reflects assumptions for the anticipated volume of new Executive Search confirmations, Leadership Consulting assignments, expectations for Culture Shaping services, the current backlog, consultant productivity, consultant retention, the seasonality of its business, the global economic climate and no change in future currency rates.

Wolstencroft added, “Heidrick & Struggles is a premier brand with talented consultants and strong client relationships. Our growth and increased profitability will be guided by leveraging these core attributes. Attracting and retaining exceptional talent continues to be a primary focus, but there are other priorities which will also govern our initiatives. For example, we plan to expand and leverage our CEO & Board of Directors practice, where our brand impact in the market is greatest and has the potential to fuel growth in all the other aspects of our business. We are also pursuing ways to partner and integrate more aggressively across our geographies, practices and service offerings.”

Quarterly Conference Call

Executives of Heidrick & Struggles will host a conference call to review the 2014 first quarter results today, April 29, at 9 a.m. Central Time. Participants may access the company’s call and supporting slides through the internet at www.heidrick.com. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles International, Inc. (Nasdaq: HSII) is a premier provider of senior-level Executive Search, Culture Shaping and Leadership Consulting services. For more than 60 years, we have helped our clients build strong leadership teams through quality service, deep insight and our relationships with talented individuals worldwide. Today, Heidrick & Struggles’ leadership experts operate from principal business centers in North America, Latin America, Europe, Asia Pacific, Africa and the Middle East. For more information about Heidrick & Struggles, please visit www.heidrick.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income/(loss), balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, this earnings release contains the most directly comparable GAAP financial measure near the non-GAAP financial measure.

The non-GAAP financial measures used within this earnings release are Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, stock-based compensation expense, compensation expense associated with Senn Delaney retention awards, earnout accretion expense related to acquisitions, restructuring charges, and other non-operating income (expense). Adjusted EBITDA margin refers to Adjusted EBITDA (as explained above) as a percentage of net revenue in the same period. A reconciliation of Adjusted EBITDA to Net Income is provided on the last page of this release.

These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things, our ability to attract, integrate, manage and retain qualified executive search consultants; our ability to develop and maintain strong, long-term relationships with our clients; further declines in the global economy and our ability to execute successfully through business cycles; the timing, speed or robustness of any future economic recovery; social or political instability in markets where we operate, the impact of foreign currency exchange rate fluctuations; unfavorable tax law changes and tax authority rulings; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; our ability to realize our tax losses; the timing of the establishment or reversal of valuation allowance on deferred tax assets; the mix of profit and loss by country; our reliance on information management systems; any further impairment of our goodwill and other intangible assets; and the ability to align our cost structure and headcount with net revenue. For more information on the factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K for the year ended December 31, 2013, under Risk Factors in Item 1A. We caution the reader that the list of factors may not be exhaustive. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

Investors & Analysts:

Julie Creed, Vice President, Investor Relations & Real Estate:

+1 312 496 1774 or jcreed@heidrick.com

Media:

Jon Harmon, Global Communications:

+1 312 496 1593 or jharmon@heidrick.com

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013	$ Change	% Change
Revenue:
Revenue before reimbursements (net revenue)	$111,121	$102,978	$8,143	7.9%
Reimbursements	4,411	4,330	81	1.9%

Total revenue	115,532	107,308	8,224	7.7%
Operating expenses:
Salaries and employee benefits	75,915	71,479	4,436	6.2%
General and administrative expenses	34,426	31,110	3,316	10.7%
Reimbursed expenses	4,411	4,330	81	1.9%

Total operating expenses	114,752	106,919	7,833	7.3%

Operating income	780	389	391	100.5%
Non-operating income (expense):
Interest, net	30	77
Other, net	(298)	(381)

Net non-operating expense	(268)	(304)

Income before income taxes	512	85
Provision for income taxes	1,256	1,300

Net loss	(744)	(1,215)
Other comprehensive income (loss), net of tax	1,097	(159)

Comprehensive income (loss)	$353	$(1,374)

Basic weighted average common shares outstanding	18,152	18,010
Diluted weighted average common shares outstanding	18,152	18,010
Basic net loss per common share	$(0.04)	$(0.07)
Diluted net loss per common share	$(0.04)	$(0.07)
Salaries and employee benefits as a percentage of net revenue	68.3%	69.4%
General and administrative expense as a percentage of net revenue	31.0%	30.2%
Operating income as a percentage of net revenue	0.7%	0.4%
Effective income tax rate	245.3%	1529.4%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended March 31,
					2014	2013
	2014	2013	$ Change	% Change	Margin *	Margin *
Revenue:
Executive Search and Leadership Consulting
Americas	$57,586	$59,208	$(1,622)	-2.7%
Europe	26,224	18,392	7,832	42.6%
Asia Pacific	20,795	19,803	992	5.0%

Total Executive Search and Leadership Consulting	104,605	97,403	7,202	7.4%
Culture Shaping	6,516	5,575	941	16.9%

Revenue before reimbursements (net revenue)	111,121	102,978	8,143	7.9%
Reimbursements	4,411	4,330	81	1.9%

Total revenue	$115,532	$107,308	$8,224	7.7%

Operating income (loss):
Executive Search and Leadership Consulting
Americas	$14,090	$14,703	$(613)	-4.2%	24.5%	24.8%
Europe	877	(3,134)	4,011	128.0%	3.3%	-17.0%
Asia Pacific	1,032	748	284	38.0%	5.0%	3.8%

Total Executive Search and Leadership Consulting	15,999	12,317	3,682	29.9%	15.3%	12.6%
Culture Shaping	(548)	(1,797)	1,249	69.5%	-8.4%	-32.2%

Total segments	15,451	10,520	4,931	46.9%	13.9%	10.2%
Global Operations Support	(14,671)	(10,131)	(4,540)	-44.8%

Operating income	$780	$389	$391	100.5%	0.7%	0.4%

*	Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2014	2013
	(Unaudited)
Current assets:
Cash and cash equivalents	$101,405	$181,646
Restricted cash	131	130
Accounts receivable, net	85,438	71,666
Other receivables	6,617	6,906
Prepaid expenses	16,446	14,786
Other current assets	1,813	1,807
Income taxes recoverable	6,544	5,772
Deferred income taxes	8,114	8,061

Total current assets	226,508	290,774

Non-current assets:
Property and equipment, net	33,780	34,961
Restricted cash	8,014	7,878
Assets designated for retirement and pension plans	22,724	22,685
Investments	14,136	13,848
Other non-current assets	6,675	5,693
Goodwill	123,576	123,274
Other intangible assets, net	25,301	26,637
Deferred income taxes	27,093	27,474

Total non-current assets	261,299	262,450

Total assets	$487,807	$553,224

Current liabilities:
Current portion of debt	$6,000	$6,000
Accounts payable	7,947	7,791
Accrued salaries and employee benefits	51,004	109,943
Deferred revenue, net	32,711	27,714
Other current liabilities	25,924	18,938
Income taxes payable	1,501	5,401

Total current liabilities	125,087	175,787

Non-current liabilities:
Non-current debt, less current maturities	28,000	29,500
Retirement and pension plans	39,297	38,735
Other non-current liabilities	49,636	61,329

Total non-current liabilities	116,933	129,564

Stockholders’ equity	245,787	247,873

Total liabilities and stockholders’ equity	$487,807	$553,224

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Cash flows - operating activities:
Net loss	$(744)	$(1,215)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,850	4,145
Deferred income taxes	399	1,091
Stock-based compensation expense	336	1,011
Accretion expense related to earnout payments	423	517
Cash paid for restructuring charges	(36)	(313)
Changes in assets and liabilities, net of effects of acquisitions:
Trade and other receivables	(13,258)	(10,942)
Accounts payable	214	(789)
Accrued expenses	(59,294)	(61,763)
Income taxes recoverable (payable), net	(4,569)	(803)
Retirement and pension assets and liabilities	426	508
Prepayments	(1,621)	(546)
Other assets and liabilities, net	(1,034)	39

Net cash used in operating activities	(74,908)	(69,060)

Cash flows - investing activities:
Restricted cash	137	(26)
Capital expenditures	(1,127)	(945)
Purchases of available for sale investments	(754)	(476)
Proceeds from sales of available for sale investments	467	31

Net cash used in investing activities	(1,277)	(1,416)

Cash flows - financing activities:
Proceeds from debt issuance	—	40,000
Debt repayment	(1,500)	—
Cash dividends paid	(2,472)	(107)
Payment of employee tax withholdings on equity transactions	(382)	(361)

Net cash (used in) provided by financing activities	(4,354)	39,532

Effect of exchange rate fluctuations on cash and cash equivalents	298	(1,001)

Net decrease in cash and cash equivalents	(80,241)	(31,945)
Cash and cash equivalents at beginning of period	181,646	117,605

Cash and cash equivalents at end of period	$101,405	$85,660

Heidrick & Struggles International, Inc.

Reconciliation of Net Loss and Operating Income (GAAP) to

Adjusted EBITDA (Non-GAAP)

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Revenue before reimbursements (net revenue)	$111,121	$102,978
Net loss	$(744)	$(1,215)
Interest, net	30	77
Other, net	(298)	(381)
Provision for income taxes	1,256	1,300

Operating income (expense)	780	389
Adjustments
Salaries and employee benefits
Stock-based compensation expense	336	1,011
Senn Delaney retention awards	578	583
General and administrative expenses
Depreciation	2,470	2,691
Intangible amortization	1,380	1,454
Senn Delaney earnout accretion	423	517

Total adjustments	5,187	6,256

Adjusted EBITDA	$5,967	$6,645

Adjusted EBITDA Margin	5.4%	6.5%